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                                                                     EXHIBIT 8.1



                   [REED SMITH SHAW & MCCLAY LLP LETTERHEAD]


                                         February 12, 1998


Carey Diversified LLC
50 Rockefeller Plaza
New York, New York  10020

Gentlemen:

           You have requested our opinions with respect to certain Federal income tax matters in connection with Carey Diversified LLC's shelf registration statement on Form S-1 (the "Shelf Registration"). The consolidation by merger (the "Consolidation") of nine public limited partnerships in the Corporate Property Associates series of limited partnerships is more fully described in the Registration Statement on Form S-4, Registration No. 333-37901 dated October 16, 1997(the "Registration Statement"), and the Prospectus included therein filed by Carey Diversified LLC (the "Company" or "LLC") with the Securities and Exchange Commission. All terms used herein have the respective meanings set forth in the Prospectus or Shelf Registration.

           In connection with the Registration Statement, we have acted as your counsel and have assisted in the preparation of the tax summary for such Registration Statement. In rendering or confirming the opinions stated below and referred to in the Shelf Registration and Registration Statement, we have examined and relied upon the following:

           1. Amended and Restated Agreements of Limited Partnership for the Partnerships;

           2. Amended and Restated Limited Liability Company Agreement of Carey Diversified LLC (hereinafter the "Operating Agreement");

           3.         Bylaws of Carey Diversified LLC;

           4.         The Prospectus, Registration Statement and Shelf
Registration; and

           5. Such other documents, records and instruments as we have deemed necessary in order to permit us to render and confirm the opinions referred to herein.


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Carey Diversified LLC
February 12, 1998
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           In our examination, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, we have assumed that (i) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (ii) the signatures on each original document are genuine, and (iii) each party who executed the document had proper authority and capacity.

           For purposes of rendering and confirming the opinions stated below and referred to in the Shelf Registration and Prospectus, we have assumed and have relied on the following:

           (a) The truth and accuracy of the statements contained in the Shelf Registration and Prospectus;

           (b) The representations, views and beliefs of the Manager referred to in the "Income Tax Consequences" sections of the Shelf Registration and Prospectus and elsewhere in the Shelf Registration and Prospectus are true, correct and accurate.

           With respect to opinions (1) and (2) rendered below, we have additionally assumed and have relied on the following:

           (a) That the Partnerships have been organized and have been and will be operated at all times during their existence in accordance with the provisions of the Partnership Agreements, the description of their organization and operation contained in the Prospectus, and all applicable state statutes pertaining to limited partnerships, and the Partnership Agreements will not be amended or modified in any manner which would adversely affect the classification of the Partnerships as a partnership for Federal income tax purposes;

           (b) That the Company will be organized and operated at all times during its existence in accordance with the provisions of the Operating Agreement, the description of its organization and operation contained in the Prospectus, and all applicable state statutes pertaining to Limited Liability Companies, and the Operating Agreement will not be amended or modified in any manner which would adversely affect the classification of the Company as a partnership for Federal income tax purposes;

           (c) That the Company will satisfy the gross income requirements of Code Section 7704; and


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Carey Diversified LLC
February 12, 1998
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           (d)        That each Partnership will satisfy the gross income
requirements of Section 7704 of the Code and/or will not be a "publicly traded partnership" as that term is defined in Section 7704 of the Code.

           Our opinions stated below and confirming those referred to in the Shelf Registration are based upon the California Revised Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Code, final and proposed Treasury Regulations, legislative history, published administrative positions of the IRS and court decisions, all as of the date of this letter. We can furnish no assurance that changes in the relevant statutes, regulations, administrative positions or court decisions will not be made in the future which would modify or supersede our opinions.

           Additionally, our opinions are not binding on the IRS or the courts and there can be no assurance that the IRS will not assert positions contrary to our opinions or that a court considering the issues would not agree with the IRS. Our opinions represent our conclusions based upon the documents, facts and assumptions referred to above, any modifications to or changes of which might affect our opinions. Although we have made such inquiries and performed such investigation as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not attempted to verify independently each of the facts and assumptions referred to above. On the other hand, nothing has come to our attention which would cause us to question such facts and assumptions.

           In rendering our opinions stated below and confirming those referred to in the Shelf Registration and Prospectus, we have considered the relevant professional standards, including those expressed in American Bar Association Formal Opinion 346 (Revised), January 29, 1982, and have considered all material tax issues which have a reasonable probability of being challenged by the IRS. Furthermore, although we believe that the Shelf Registration and Prospectus contains full and fair disclosure of such material tax issues, we can provide no assurance that the IRS will not challenge the Federal income tax positions taken by the Company, the Partnership or the Partners on grounds not disclosed in the Shelf Registration and Prospectus.

           Finally, we express no opinion on any Federal income tax matter or other matter except those set forth or confirmed below. Specifically, for the reasons set forth in the Prospectus, it is

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Carey Diversified LLC
February 12, 1998
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not possible for us to reach a conclusion as to the likely outcome (either favorable or unfavorable) of certain Federal income tax matters, including but not limited to: (1) whether the sale or disposition of any asset of the Company or a Subsidiary Partnership might, at that time, be treated as being to a customer of the Company or Subsidiary Partnership and in the ordinary course of such entity's trade or business, thereby resulting in the entire gain recognized upon such sale or disposition being treated as ordinary income rather than capital gain; (2) whether the Company's or a Subsidiary Partnership's allocation of basis between land and depreciable improvements will be respected for purposes of computing depreciation or cost recovery (ACRS) deductions and whether the Company's or any Subsidiary Partnership's allocation between real estate assets and stock or warrants will be respected; (3) whether expenses incurred by the Company prior to the time it was or is engaged in an active trade or business will be deductible or required to be capitalized, and if the latter, whether amortizable; and (4) whether the Company's or the Subsidiary Partnerships' allocations of tax items have substantial economic effect.

           Based upon and subject to the foregoing:

           1. We are of the opinion that the Company and the Partnerships will be classified as partnerships and not as associations taxable as corporations for Federal income tax purposes.

           2. Although the discussions set forth under the caption "Income Tax Consequences" in the Shelf Registration and "Income Tax Consequences" in the Prospectus do not purport to discuss all possible Federal income tax consequences of the acquisition and ownership of the Company's shares issued under the Shelf Registration, such discussion constitutes, in all material respects, an accurate summary of the Federal income tax considerations that are likely to be material to those receiving shares pursuant to the Shelf Registration.

           3. We hereby confirm that each of the statements in the Prospectus and Shelf Registration in which it is stated that counsel has advised the Company or Partnerships of an opinion as to the probable outcome of an issue if the issue were fully litigated in court accurately reflects our current opinion as to such issue.


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February 12, 1998
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           Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any law other than the Federal income tax laws.

           We hereby consent to the use of this letter as an exhibit to the Shelf Registration and to the reference of this firm in the Prospectus in "Legal Matters".

                                       Very truly yours,


                                       /s/ REED SMITH SHAW & MCCLAY LLP


                                       REED SMITH SHAW & McCLAY LLP